Exhibit 99.1

REALTY INCOME CORPORATION

2012 INCENTIVE AWARD PLAN

PERFORMANCE SHARE AWARD GRANT NOTICE

Realty Income Corporation, a Maryland corporation, (the “Company”), pursuant to the Realty Income Corporation 2012 Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the individual listed below (the “Participant”), in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, a Performance Share Award (the “Performance Shares”).  Each Performance Share represents the right to receive one share of Common Stock (as defined in the Plan) upon the achievement of certain performance goals (the “Shares”).  This award is subject to all of the terms and conditions set forth herein and in the Performance Share Award Agreement attached hereto as Exhibit A (the “Performance Share Award Agreement”) and the Plan, each of which are incorporated herein by reference.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Performance Share Award Grant Notice (the “Grant Notice”) and the Performance Share Award Agreement.

Participant:	[ ]

Grant Date:	[ ]

Target Number of Performance Shares:	[ ]

Maximum Number of Performance Shares:	[ ][1]

Performance Period:	January 1, 2014 – December 31, 2016

Performance Goals:

Except as otherwise set forth in the Performance Share Award Agreement, the Participant is eligible to vest in and receive Shares based upon the Company’s attainment, during the Performance Period, of the Performance Goals, and satisfaction of continued employment requirements, as set forth in Sections 2.2 - 2.4 of the Performance Share Award Agreement.

Termination:	Except as otherwise set forth in the Performance Share Award Agreement, the Participant shall forfeit all Performance Shares upon the Participant’s termination of employment prior to the Vesting Date.

By his or her signature and the Company’s signature below, the Participant agrees to be bound by the terms and conditions of the Plan, the Performance Share Award Agreement and this Grant Notice.  The Participant has reviewed the Performance Share Award Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Performance Share Award Agreement and the Plan.  The Participant hereby agrees to accept as binding, conclusive and final all decisions or

1 Will equal 150% of the Target Number of Performance Shares.

interpretations of the Administrator of the Plan upon any questions arising under the Plan, this Grant Notice and/or the Performance Share Award Agreement.  In addition, by signing below, the Participant also agrees that the Company or any Affiliate, in its sole discretion, may satisfy any withholding obligations in accordance with Section 3.5 of the Performance Share Award Agreement by (i) withholding shares of Common Stock otherwise issuable to the Participant in connection with the vesting or payment of the Performance Shares, (ii) instructing a broker on the Participant’s behalf to sell shares of Common Stock otherwise issuable to the Participant in connection with the vesting or payment of the Performance Shares and remit the proceeds of such sale to the Company, or (iii) using any other method permitted by Section 3.5 of the Performance Share Award Agreement or the Plan.  If the Participant is married, his or her spouse has signed the Consent of Spouse attached to this Grant Notice as Exhibit B.

REALTY INCOME CORPORATION:	PARTICIPANT:

By:	By:
Print Name:	Print Name:
Title:
Address:	Address:

EXHIBIT A

TO PERFORMANCE SHARE AWARD GRANT NOTICE

PERFORMANCE SHARE AWARD AGREEMENT

Pursuant to the Performance Share Award Grant Notice (the “Grant Notice”) to which this Performance Share Award Agreement (this “Agreement”) is attached, Realty Income Corporation, a Maryland corporation (the “Company”), has granted to the Participant a performance share award (the “Performance Shares”) under the Realty Income Corporation 2012 Incentive Award Plan, as amended from time to time (the “Plan”).

ARTICLE 1.

GENERAL

1.1                            Defined Terms.  Wherever the following terms are used in this Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise.  Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

(a)                               “Adjusted EBITDA” shall mean, for the most recent quarter, annualized earnings (net income) before (i) interest expense, (ii) income and franchise taxes, (iii) depreciation and amortization, (iv) impairment losses (and reversals of previous impairments), (v) loss (gain) on swaps, (vi) gain on sales (Realty Income properties) and (vii) merger related costs.

(b)                              “Cause” shall have the meaning provided in an applicable employment or other service agreement between the Company (or an Affiliate) and the Participant if such an agreement exists and contains a definition of Cause, or, if no such agreement exists or such agreement does not contain a definition of Cause, then Cause shall mean

(i)                                  the Participant’s theft, dishonesty or falsification of any employment or Company records;

(ii)                              the Participant’s malicious or reckless disclosure of the Company’s confidential or proprietary information;

(iii)                          the Participant’s commission of any immoral or illegal act or any gross or willful misconduct, where the Company reasonably determines that such act or misconduct has (A) seriously undermined the ability of the Company’s management to entrust the Participant with important matters or otherwise work effectively with the Participant, (B) contributed to the Company’s loss of significant revenues or business opportunities, or (C) significantly and detrimentally effected the business or reputation of the Company or any of its subsidiaries; and/or

(iv)                          the Participant’s failure or refusal to work diligently to perform tasks or achieve goals reasonably requested by the Board, provided such breach, failure or refusal continues after the receipt of reasonable notice in writing of such failure or refusal and an opportunity to correct the problem.

(c)                               “Change in Control” shall mean “Change in Control”, as defined in an applicable employment or other service agreement between the Company (or an Affiliate) and the Participant if such an agreement exists and contains a definition of Change in Control, or, if no such agreement exists or such agreement does not contain a definition of Change in Control, then Change in

Control shall have the meaning provided in the Plan; provided, however, that notwithstanding anything to the contrary contained in the Plan or this Agreement [(or the Employment Agreement)]2, if a Change in Control constitutes a payment event with respect to the Award (or any portion of the Award) which provides for the deferral of compensation that is subject to Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event with respect to the Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of the Award if such transaction also constitutes a “change in control event” (within the meaning of Code Section 409A).

(d)                              “Commencement Date” shall mean January 1, 2014.

(e)                               “Debt” shall mean the total outstanding debt of the Company per the consolidated balance sheet as of the end of each quarter, inclusive of outstanding senior notes (net of original issuance discounts), term loans, mortgages (net of net mortgage premiums) and credit facility borrowings.

(f)                                “Debt/EBITDA Ratio” shall mean the product obtained by dividing (i) debt by (ii) Adjusted EBITDA.

(g)                               “Disability” shall mean the Participant’s absence for a period of 120 consecutive business days or 180 days in a 365 day period as a result of incapacity due to a physical or mental condition, illness or injury, such determination to be made by a physician mutually acceptable to the Company and the Participant or the Participant’s legal representative (such acceptance not to be unreasonably withheld) after such physician has completed an examination of the Participant.

(h)                              “Dividend Equivalents Period” shall mean, with respect to a Dividend Equivalent Right, the period commencing on the Commencement Date and ending on the day immediately preceding the date on which the Share underlying the Performance Share with respect to which such Dividend Equivalent was granted is issued to the Participant pursuant to Sections 2.2 - 2.4 hereof.

(i)                                  [“Employment Agreement” shall mean that certain employment agreement between the Participant and the Company, dated September 3, 2013, as may be amended from time to time.]3

(j)                                  “End Date” shall mean December 31, 2016.

(k)                              “Good Reason” shall mean “Good Reason” or “Constructive Termination”, as applicable, as defined in an applicable employment or other service agreement between the Company (or an Affiliate) and the Participant if such an agreement exists and contains a definition of Good Reason or Constructive Termination, or, if no such agreement exists or such agreement does not contain a definition of Good Reason or Constructive Termination, then Good Reason shall mean the Participant’s resignation of employment within thirty (30) days of one or more of the following events which remains uncured thirty (30) days after the Participant’s delivery of written notice to the Company:

(i)                                  a material diminution by the Company in Employee’s authority, duties or responsibilities from those in effect immediately prior to such diminution;

2 NTD:  Include for Case only.

3 NTD:  Include for Case only.

(ii)                              a material reduction by the Company in Employee’s base salary in effect immediately prior to such reduction;

(iii)                          a material relocation by the Company of Employee’s principal office location; provided, that a change to a location which is not more than forty (40) miles from the Company’s present headquarters location shall in no event be deemed “material” for purposes of this definition (and, for the avoidance of doubt, reasonably required travel on the Company’s business shall not be considered a relocation).

(l)                                  “Index” shall mean either the MSCI US REIT Index or the NAREIT Freestanding Index, or, in each case, any successor or replacement index thereto.

(m)                          “NAREIT Freestanding Index Relative Performance” means, with respect to the Performance Period, the Company TSR less the NAREIT Freestanding Index TSR, expressed in basis points.

(n)                              “NAREIT Freestanding Index TSR” means the NAREIT Freestanding Index compound annual total shareholder return for the Performance Period, calculated in a manner consistent with TSR calculation methodology under this Agreement.

(o)                              “Performance Goals” shall mean the total shareholder return goals and Debt/EBITDA Ratio goals described in Section 2.2(a) hereof, each of which shall be measured with respect to the Performance Period.

(p)                              “Performance Period” shall mean the period beginning on the Commencement Date and ending on the Valuation Date.

(q)                              “Performance Share Award Change in Control” shall mean, notwithstanding the definition of “Change in Control” for purposes of this Agreement, the occurrence of any of the following events:

(i)                                  An acquisition in one transaction or a series of related transactions (other than directly from the Company or pursuant to Awards (as defined in the Plan) granted under the Plan or compensatory options or other similar awards granted by the Company) of the Company’s voting securities by any individual or entity (a “Person”), immediately after which such Person has beneficial ownership of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding voting securities (other than a Non-Control Transaction, as defined below);

(ii)                              The consummation of a merger, consolidation or reorganization involving the Company unless:

(A)                           The stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Company’s voting securities immediately before such merger, consolidation or reorganization,

(B)                            The individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors of the Surviving Corporation, or a corporation beneficially owning, directly or indirectly, a majority of the voting securities of the Surviving Corporation, and

(C)                            No Person, other than (I) the Company, (II) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation or reorganization, was maintained by the Company, the Surviving Corporation, or any related entity or (III) any Person who, together with its affiliates, immediately prior to such merger, consolidation or reorganization had beneficial ownership of fifty percent (50%) or more of the Company’s then outstanding voting securities, owns, together with its affiliates, beneficial ownership of fifty percent (50%) or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities;

(A transaction described in clauses (A) through (C) above is referred to herein as a “Non-Control Transaction”).

(iii)                          A complete liquidation or dissolution of the Company; or

(iv)                          The consummation of a sale or other disposition of all or substantially all of the assets or business of the Company to any Person.

(r)                                 “Performance-Vest” means that, with respect to a Performance Share, the applicable Performance Goal has been achieved.

(s)                                “Qualifying Termination” shall mean a Separation from Service by reason of a termination of employment (i) by the Company without Cause[, (ii) pursuant to Section 10(c) of the Employment Agreement],4 [(iii)] by the Participant for Good Reason, [(iv)] by the Participant due to Retirement or [(v)] due to the Participant’s death or Disability.

(t)                                  “Retirement” shall mean the Participant’s Separation from Service, other than as a result of Executive’s death or termination by the Company for Cause, at a time when the Participant has (i) attained at least 60 years of age, and (ii) completed at least ten (10) consecutive years of service as an employee of the Company.

(u)                              “Separation from Service” shall mean the Participant’s “separation from service” from the Company within the meaning of Section 409A(a)(2)(A)(i) of the Code.

(v)                              “Share Value” shall mean, as of a particular date, the average of the closing trading prices of a share of Common Stock on the principal exchange on which such shares are then traded for each trading day during the twenty (20) consecutive trading days ending on the applicable date; provided, however, that in the event that a Performance Share Award Change in Control occurs prior to the End Date, Share Value shall mean the price per share of Common Stock paid by the acquiror in the Performance Share Award Change in Control transaction.

(w)                           “Target Number of Debt/EBITDA Performance Shares” shall equal the Target Number of Performance Shares set forth in the Grant Notice, multiplied by 0.20.

4 NTD:  Include for Case only.

(x)                              “Target Number of MSCI REIT Performance Shares” shall equal the Target Number of Performance Shares set forth in the Grant Notice, multiplied by 0.60.

(y)                              “Target Number of NAREIT Freestanding Performance Shares” shall equal the Target Number of Performance Shares set forth in the Grant Notice, multiplied by 0.20.

(z)                               “Total Shareholder Return” or “TSR” shall mean the Company’s compound annual total shareholder return for the Performance Period, calculated based on the Fair Market Value as of December 31, 2013 as the beginning stock price and the Share Value as of the Valuation Date as the ending stock price, and otherwise in accordance with the total shareholder return calculation methodology used in the applicable Index (and, for the avoidance of doubt, assuming the reinvestment of all dividends paid on Common Stock).  If the total shareholder return calculation methodology used in the applicable Index changes, then the Company’s total shareholder return calculation methodology shall remain consistent with that of the applicable Index. Additionally, as set forth in, and pursuant to, Section 3.4 hereof, appropriate adjustments to the Total Shareholder Return shall be made to take into account all stock dividends, stock splits, reverse stock splits and the other events set forth in Section 3.4 hereof that occur prior to the Valuation Date.

(aa)                        “Valuation Date” shall mean the earlier to occur of (i) the End Date, (ii) the date on which a Change in Control occurs or (iii) the date on which the Participant incurs a Qualifying Termination.

(bb)                      “Vest” or “Vested” means that, with respect to a Performance Share, both (i) such Performance Share has Performance-Vested and (ii) the continued employment condition has been satisfied.

(cc)                        “Vesting Date” shall mean, with respect to a Performance Share, the date on which the Performance Share becomes Vested.

1.2                            Incorporation of Terms of Plan.  The Performance Shares are subject to the terms and conditions of the Plan, which are incorporated herein by reference.  Except as expressly indicated herein, in the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE 2.

PERFORMANCE SHARES AND DIVIDEND EQUIVALENTS

2.1                            Grant of Performance Shares.  In consideration of the Participant’s past and/or continued employment with the Company or an Affiliate and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company grants to the Participant an award of Performance Shares (this “Award”) as set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Agreement.

2.2                            Performance-Based Right to Payment.

(a)                               Subject to Sections 2.3 and 2.4 hereof:

(i)                      MSCI REIT Performance Shares.  Subject to Section 2.2(a)(iv), the number of Performance Shares that Performance-Vest and become eligible to Vest in accordance with this Section 2.2(a)(i) shall be determined as of the Valuation Date based on the Company’s TSR achieved, as a percentile (determined in accordance with standard statistical methodology) with respect to the range of total shareholder returns during the Performance Period of the companies included in the MSCI US REIT Index (calculated in a manner consistent with TSR calculation methodology under this Agreement), and shall be determined as follows:

Percentile of Company TSR with respect to MSCI US REIT Index companies during Performance Period	Target Number of MSCI Performance Shares that Performance-Vest
<35th percentile	0%
35th percentile	50%
55th percentile	100%
>75th percentile	150%

(ii)                  NAREIT Freestanding Performance Shares.  Subject to Section 2.2(a)(iv), the number of Performance Shares that Performance-Vest and become eligible to Vest in accordance with this Section 2.2(a)(ii) shall be determined as of the Valuation Date based on the NAREIT Freestanding Index Relative Performance achieved during the Performance Period, and shall be determined as follows:

NAREIT Freestanding Index Relative Performance during Performance Period	Target Number of NAREIT Freestanding Performance Shares that Performance-Vest
< -150 basis points	0%
- 150 basis points	50%
+ 75 basis points	100%
> + 300 basis points	150%

(iii)              Debt/EBITDA Performance Shares.  Subject to Section 2.2(a)(iv), the number of Performance Shares that Performance-Vest and become eligible to Vest in accordance with this Section 2.2(a)(iii) shall be determined as of the Valuation Date based on the Debt/EBITDA Ratio achieved during the Performance Period, and shall be determined as follows:

Debt/EBITDA Ratio	Target Number of Debt/EBITDA Performance Shares that Performance-Vest
> 7.0	0%
7.0	50%
6.5	100%
< 6.0	150%

(iv)                          If the Company’s achievement of the applicable Performance Goal falls between 50-150% , then the number of Performance Shares that shall Performance-Vest and become eligible to Vest with respect to such Performance Goal in accordance with this Section 2.2(a) shall be determined by means of linear interpolation.

(b)                              Subject to Sections 2.3 and 2.4 hereof, [and notwithstanding Section 5(b) of the Employment Agreement,]5 the number of Performance Shares that Performance-Vest in accordance with Section 2.2(a) hereof shall Vest with respect to 50% of such Performance Shares on each of January 1, 2017 and January 1, 2018, subject to the Participant’s continued employment.

2.3                            Change in Control.

(a)                               Notwithstanding any contrary provision of this Agreement, in the event that a Change in Control occurs at any time prior to the End Date and the Participant remains continuously employed as of immediately prior to such Change in Control, then the number of Performance Shares that Vest and become payable hereunder as of such Change in Control shall equal the product of (i) the number of Performance Shares that Performance-Vest pursuant to Section 2.2(a) hereof, based on the Company’s achievement of the Performance Goals as of the date on which the Change in Control occurs, multiplied by (ii) a fraction, the numerator of which is the number of days elapsed from the first day of the Performance Period through and including the date of the Change in Control, and the denominator of which is 1,096.

(b)                              Notwithstanding any contrary provision of this Agreement, in the event that a Change in Control occurs after the End Date, and the Participant remains continuously employed as of immediately prior to such Change in Control, then any Performance Shares that Performance-Vest in accordance with Section 2.2(a) hereof that have not previously Vested shall Vest and become payable hereunder immediately prior to such Change in Control.

5 NTD:  Include for Case only.

2.4                            Termination.  [Notwithstanding any accelerated vesting provisions contained in the Employment Agreement, which accelerated vesting provisions are hereby expressly superseded and replaced with respect to this Award, the following provisions, as applicable, shall govern the accelerated vesting of the Award (if any) in connection with a termination of employment:]6

(a)                               In the event that the Participant experiences a Qualifying Termination, other than due to the Participant’s death or Disability [or due to the Participant’s Retirement pursuant to Section 10(d)(ii) of the Employment Agreement]7, prior to the end of the Performance Period, then the number of Performance Shares that Vest and become payable hereunder as of the termination date shall equal the product of (i) the number of Performance Shares that Performance-Vest pursuant to Section 2.2(a) hereof, based on the Company’s achievement of the Performance Goals as of the termination date, multiplied by (ii) a fraction, the numerator of which is the number of days elapsed from the first day of the Performance Period through and including the date of the Participant’s Qualifying Termination, and the denominator of which is 1,096[; provided, however, that if the Participant experiences a Qualifying Termination pursuant to Section 10(c) of the Employment Agreement during the Performance Period, then the number of Performance Shares that Vest and become payable hereunder as of the termination date shall equal the number of Performance Shares that Performance-Vest pursuant to Section 2.2(a) hereof, based on the Company’s achievement of the Performance Goals as of the termination date (without regard to pro-ration)]8.

(b)                              In the event that the Participant experiences a Qualifying Termination due to the Participant’s death or Disability [or due to the Participant’s Retirement pursuant to Section 10(d)(ii) of the Employment Agreement],9 in each case, prior to the end of the Performance Period, then 100% of the Target Number of Performance Shares shall Vest and become payable hereunder.

(c)                               Subject to Section 2.3(a) hereof, in the event that the Participant experiences a Qualifying Termination following the end of the Performance Period but prior to January 1, 2018, then any Performance Shares that Performance-Vest in accordance with Section 2.2(a) that have not previously Vested shall Vest and become payable hereunder as of the termination date.

2.5                            Forfeiture.

(a)                               Termination of Employment.

(i)                                  In the event that the Participant experiences a termination of employment prior to the Vesting Date that is not a Qualifying Termination, all of the Performance Shares that have not Vested as of such termination of employment shall thereupon automatically be forfeited by the Participant as of the date of termination, and the Participant’s rights in any such Performance Shares and such portion of the Award, including without limitation any Dividend Equivalents (as defined below), shall thereupon lapse and expire.

(ii)                              Any Performance Shares that do not become Vested in connection with a Qualifying Termination shall thereupon automatically be forfeited by the Participant as of the date of termination, and the Participant’s rights in any such Performance Shares and such portion of the Award, including without limitation any Dividend Equivalents (as defined below), shall thereupon lapse and expire.

6 NTD:  Include for Case only.

7 NTD:  Include for Case only.

8 NTD:  Include for Case only.

9 NTD:  Include for Case only.

(b)        Failure to Achieve Performance Goals.  Except as set forth in Section 2.3(a), any outstanding Performance Shares that do not Performance-Vest due to the failure by the Company to achieve the Performance Goals (in whole or in part) shall automatically be forfeited by the Participant as of the Valuation Date, and the Participant’s rights in any such Performance Shares and such portion of the Award, including without limitation any Dividend Equivalents, shall thereupon lapse and expire.

2.6       Dividend Equivalents.  Each Performance Share granted pursuant to this Award is granted in tandem with a Dividend Equivalents award (a “Dividend Equivalent”), which Dividend Equivalent shall remain outstanding from the Grant Date until the earlier of the payment or forfeiture of the underlying Performance Share.

(a)        Pursuant to the Dividend Equivalents, the Participant shall be entitled to receive a cash payment in an amount equal to the aggregate dividends paid by the Company with a record date that occurs during the Dividend Equivalents Period that would have been payable to the Participant had the Participant held a number of Shares on such record date equal to the number of Performance Shares that Vest in accordance with Sections 2.2 - 2.4 hereof (if any).  Such payment shall be paid in a single lump sum no later than sixty (60) days following the applicable Vesting Date, provided that the exact payment date shall be determined by the Company in its sole discretion (and the Participant shall not have a right to designate the time of payment).

(b)        Dividend Equivalents shall not entitle the Participant to any payments relating to dividends with a record date that occurs after the earlier of the payment or forfeiture of the Performance Share underlying such Dividend Equivalent, and the Participant shall not be entitled to any Dividend Equivalent payment with respect to any Performance Share that does not Vest in accordance with Sections 2.2 - 2.4 hereof.

(c)        The Dividend Equivalents and any amounts that may become payable in respect thereof shall be treated separately from the Performance Shares and the rights arising in connection therewith for purposes of Section 409A (as defined below).

2.7       Payment of Shares.  The Company shall deliver to the Participant a number of Shares equal to the number of Performance Shares subject to this Award that Vest pursuant to Sections 2.2, 2.3 and/or 2.4 hereof within forty-five (45) days following the applicable Vesting Date (either by delivering one or more certificates for such Shares or by entering such Shares in book entry form, as determined by the Administrator in its sole discretion), provided that the exact payment date shall be determined by the Company in its sole discretion (and the Participant shall not have a right to designate the time of payment) and provided, further, that any such payment made pursuant to Section 2.3 above in the event of a Change in Control shall be made or deemed made immediately preceding and effective upon the occurrence of such Change in Control.

2.8       Rights as Stockholder.  The holder of the Performance Shares shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of the Performance Shares or any Shares underlying the Performance Shares and deliverable hereunder unless and until such Shares shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

ARTICLE 3.

OTHER PROVISIONS

3.1       Administration.  The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules.  Without limiting the generality of the foregoing, all determinations, interpretations and assumptions relating to the calculation and payment of the Performance Shares (including, without limitation, determinations, interpretations and assumptions with respect to TSR, shareholder returns and DEBT/EBITDA ratio) shall be made by the Administrator.  All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon the Participant, the Company and all other interested persons.  No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Performance Shares.

3.2       Grant is Not Transferable.  During the lifetime of the Participant, the Performance Shares may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the Performance Shares have been issued.  Neither the Performance Shares nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

3.3       Entire Agreement; Binding Agreement.  [Without limiting the generality of the foregoing, this Agreement supersedes the provisions of any employment agreement, employment offer letter or similar agreement between the Participant and the Company with respect to the vesting schedule (including the acceleration of vesting) of the Award, and any provision in such agreement or letter which would otherwise determine the vesting schedule (including the acceleration of such vesting) of the Award shall have no force or effect with respect to the Award.]10  Subject to the limitation on the transferability of the Performance Shares contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

3.4       Adjustments Upon Specified Events.  This Award, the Performance Shares and the Dividend Equivalents may be subject to adjustments pursuant to Section 14.2 of the Plan in connection with the occurrence of certain events relating to the shares of the Common Stock.  The Participant acknowledges that this Award, the Performance Shares and the Dividend Equivalents are subject to amendment, modification and termination in certain events as provided in this Agreement and Section 14.2 of the Plan.

3.5       Tax Withholding.  The Company or its Affiliates shall be entitled to require a cash payment (or to elect, or permit the Participant to elect, such other form of payment determined in accordance with Section 11.2 of the Plan) by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to the grant, vesting or payment of the Award (including any Dividend

10 NTD:  Include for Case only.

Equivalents).  In satisfaction of the foregoing requirement with respect to the grant, vesting or payment of the Award, unless otherwise determined by the Company, the Company or its Affiliates shall withhold Shares otherwise issuable under the Award having a fair market value equal to the sums required to be withheld by federal, state and/or local tax law.  The number of Shares which shall be so withheld in order to satisfy such federal, state and/or local withholding tax liabilities shall be limited to the number of shares which have a fair market value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state and/or local tax purposes that are applicable to such supplemental taxable income.  Notwithstanding any other provision of this Agreement, the Company shall not be obligated to deliver any certificate representing Shares to the Participant or the Participant’s legal representative or to enter any such Shares in book entry form unless and until the Participant or the Participant’s legal representative, as applicable, shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of the Participant resulting from the grant or vesting of the Award or the issuance of Shares hereunder. To the extent that any Federal Insurance Contributions Act tax withholding obligations arise in connection with the Award prior to the applicable Vesting Date, the Administrator shall accelerate the payment of a portion of the Award sufficient to satisfy (but not in excess of) such tax withholding obligations and any tax withholding obligations associated with any such accelerated payment, and the Administrator shall withhold such amounts in satisfaction of such withholding obligations.

3.6       Conditions to Delivery of Shares.  The Shares deliverable under this Award may be either previously authorized but unissued Shares, treasury Shares or Shares purchased on the open market.  Such Shares shall be fully paid and nonassessable.  The Company shall not be required to issue or deliver any Shares under this Award prior to fulfillment of the conditions set forth in Section 11.4 of the Plan.

3.7       Ownership Limits.  To ensure compliance with Section 14.8 of the Plan, any other provision of Section 7.2(a) of the Company’s charter, and/or Applicable Law and for other proper purposes, the Company may issue appropriate “stop transfer” and other instructions to its transfer agent with respect to the Performance Shares.

3.8       Not a Contract of Service Relationship.  Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as an Employee or other service provider of the Company or any of its Affiliates or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of the Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and the Participant.

3.9       Governing Law.  The laws of the State of Maryland shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

3.10     Conformity to Securities Laws.  The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and Applicable Law.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award (including any Dividend Equivalents) is granted, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

3.11     Amendment, Suspension and Termination.  To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Award (including any Dividend Equivalents) in any material way without the prior written consent of the Participant.

3.12     Notices.  Any notice to be given under the terms of this Agreement shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to the Participant shall be addressed to the Participant at the Participant’s last address reflected on the Company’s records.  Any notice shall be deemed duly given when sent via email or when sent by reputable overnight courier or by certified mail (return receipt requested) through the United States Postal Service.

3.13     Successors and Assigns.  The Company or any Affiliate may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company and its Affiliates.  Subject to the restrictions on transfer set forth in Section 3.2 hereof, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

3.14     Section 409A.

(a)        General.  To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder (“Section 409A”), including without limitation any such regulations or other guidance that may be issued after the effective date of this Agreement.  Notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that the Performance Shares or the Dividend Equivalents (or, in each case, any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify the Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate either for the Performance Shares and/or Dividend Equivalents to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

(b)        Potential Six-Month Delay.  Notwithstanding anything to the contrary in this Agreement, no amounts shall be paid to the Participant under this Agreement during the six (6)-month period following the Participant’s Separation from Service to the extent that the Administrator determines that the Participant is a “specified employee” (within the meaning of Section 409A) at the time of such Separation from Service and that paying such amounts at the time or times indicated in this Agreement would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code.  If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such six (6)-month period (or such earlier date upon which such amount can be paid under Section 409A without being subject to such additional taxes), the Company shall pay to the Participant in a lump-sum all amounts that would have otherwise been payable to the Participant during such six (6)-month period under this Agreement.

3.15     Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, then the Plan, the Award (including any Dividend Equivalents) and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule.  To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.16     Limitation on the Participant’s Rights.  Participation in the Plan confers no rights or interests other than as herein provided.  This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust.  The Plan, in and of itself, has no assets.  The Participant shall have only the rights of a general unsecured creditor of the Company and its Affiliates with respect to amounts credited and benefits payable, if any, with respect to the Shares issuable hereunder.

EXHIBIT B
TO PERFORMANCE SHARE AWARD GRANT NOTICE

CONSENT OF SPOUSE

I,                               , spouse of                   , have read and approve the Performance Share Award Grant Notice (the “Grant Notice”) to which this Consent of Spouse is attached and the Performance Share Award Agreement (the “Agreement”) attached to the Grant Notice.  In consideration of issuing to my spouse the shares of the common stock of Realty Income Corporation set forth in the Grant Notice, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares of the common stock of Realty Income Corporation issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated:
Signature of Spouse

B-1